Exhibit 5.1

MASLON LLP

3300 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402

Tel: (612) 672-8200

October 23, 2015

GWG Holdings, Inc.

220 South Sixth Street, Suite 1200

Minneapolis, Minnesota 55402

Re: Registration Statement on Form S-1; Redeemable Preferred Stock

Ladies and Gentlemen:

We have acted as counsel to GWG Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (Registration Number 333-206626) (as amended, the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”), relating to the offer and sale of preferred equity securities of the Company.

You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes the prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration by the Company of the offer and sale of up to 100,000 shares of Redeemable Preferred Stock of the Company (the “Preferred Shares”). The Preferred Shares are convertible, subject to certain procedures and limitations, into shares of the Company’s common stock (the “Common Shares”).

As counsel to the Company, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We have also examined (a) a certified copy of the Certificate of Incorporation of the Company, as amended, (b) the Company’s corporate bylaws, (c) resolutions adopted by the Board of Directors of the Company relating to, among other matters, the offer, sale, issuance and registration of the Preferred Shares (including the Certificate of Designations of the Preferred Shares) and the issuance of the Common Shares (collectively, the “Resolutions”), certified as of the date hereof by an officer of the Company. All of the foregoing documents described in clauses (a), (b) and (c) of the prior sentence, together with the Registration Statement, are collectively referred to as the “Documents.”

We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

1.	The Company is a corporation duly incorporated and existing under the laws of the State of Delaware and is in good standing therein.

2.	The issuance of the Preferred Shares has been duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement and the Resolutions, such Preferred Shares will be validly issued and the Preferred Shares will be fully paid and non-assessable.

3.	The issuance of the Common Shares has been duly authorized and, when and if issued and delivered upon conversion of Preferred Shares in accordance with the Registration Statement and the Resolutions, the Common Shares will be validly issued, fully paid and non-assessable.

In expressing the opinion herein, we have assumed the following: (i) each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so; (ii) each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so; (iii) each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms; (iv) all Documents submitted to us as originals are authentic and the form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. We have further assumed that all Documents submitted to us as certified or photostatic copies conform to the original documents; that all signatures on all such Documents are genuine; that all public records reviewed or relied upon by us or on our behalf are true and complete; that all representations, warranties, statements and information contained in the Documents are true and complete; that there has been no oral or written modification of or amendment to any of the Documents; and that there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

Very truly yours,

/s/ MASLON LLP

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